POWER OF ATTORNEY



	WHEREAS, RadioShack Corporation, a Delaware corporation (Company), wishes to facilitate compliance by directors and reporting officers of the Company with the provisions of Section 16 of the Securities Exchange Act of 1934; and

	WHEREAS, the Company may from time to time be required to file with the Securities and Exchange Commission
(SEC) a Form 3, 4 or 5 on behalf of the undersigned;

	NOW, THEREFORE, the undersigned hereby designates, constitutes and appoints David S. Goldberg, John P. Clarson and
Steve W. Milton of the Company, and each of them separately, as his attorney, with full power to act for and on behalf of the undersigned in connection with, and to sign the name of the undersigned to any and all Form 3s, 4s and 5s which the Company may hereafter file with the SEC on behalf of the undersigned under the provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. This power of attorney hereby revokes all power of attorney forms executed prior to the date hereof and related to the subject matter hereof.

	IN WITNESS WHEREOF, the undersigned has hereunto set his name effective this 30th day of October, 2006.



					/s/ Wesley V. Lowzinski
					Wesley V. Lowzinski



Subscribed and sworn to before me effective this 30th day of October, 2006.




					/s/ Norma J. Aragon
					Notary Public, State of Texas